RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)

Immediate Release

Media Contact:
Jeff Bellows, Managing Director, Public Relations
(US+) 1-617-897-0350 or jeff.bellows@resources-us.com

Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500 or nate.franke@resources-us.com

Resources Connection, Inc. Reports Record Quarterly Revenue, Fiscal 2008 Results

IRVINE, Calif., July 16, 2008 - Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients - through its operating subsidiary, Resources Global Professionals (“Resources”) - accomplished professionals in accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal services, today announced financial results for its fiscal fourth quarter and year ended May 31, 2008.

Total revenue for the fourth quarter of fiscal 2008 improved 18.1% to $236.7 million from $200.5 million for the fourth quarter in fiscal 2007. Revenues in the U.S. were up 10.4% quarter-over-quarter while international revenues increased 42.5% (29.4% on a constant dollar basis). Revenue for the fourth quarter of fiscal 2008 includes revenue of $5.7 million from Domenica B.V., a leading Netherlands-based provider of actuarial services to pension and life insurance companies, acquired by Resources on December 18, 2007. The Company’s results for the fourth quarter of fiscal 2008 also include an extra week of revenue (a 14-week quarter) and related expenses as compared to the fourth quarter of fiscal 2007 (a 13-week quarter).

Total revenue for the year ended May 31, 2008 improved 14.2% to $840.3 million from $735.9 million for fiscal 2007. Revenues in the U.S. were up 9.0% for fiscal 2008 and international revenues were up 31.0% (20.6% on a constant dollar basis). Revenue for fiscal 2008 includes revenue of $9.9 million from Domenica B.V. since December 18, 2007. The Company’s results for fiscal 2008 include an extra week of revenue (a 53-week year) and related expenses as compared to fiscal 2007 (a 52-week year).

Gross margin was 39.4% in the fourth quarter of fiscal 2008 versus 39.5% in the comparable period of fiscal 2007. Selling, general and administrative expenses, which include stock compensation expense, were 26.1% of revenue for the fourth quarter of fiscal 2008 compared to 25.7% for the same quarter in fiscal 2007. On a sequential quarterly basis, selling, general and administrative expenses improved 230 basis points from 28.4% of revenue in the third quarter of fiscal 2008.

Net income determined in accordance with generally accepted accounting principles (“GAAP”) for the fourth quarter ended May 31, 2008, was $15.9 million, or $0.35 per diluted share, including non-cash stock-based compensation expense of $4.1 million net of tax. This compares with GAAP net income for the fourth quarter ended May 31, 2007, of $16.1 million, or $0.32 per diluted share, including non-cash stock-based compensation expense of $4.6 million net of tax.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)
Net income determined in accordance with GAAP for the year ended May 31, 2008, was $49.2 million, or $1.03 per diluted share, including non-cash stock-based compensation expense of $17.7 million net of tax. This compares with GAAP net income for the year ended May 31, 2007, of $54.8 million, or $1.08 per diluted share, including non-cash stock-based compensation expense of $16.7 million net of tax.

Adjusted earnings before interest, taxes, depreciation, amortization and stock compensation expense or “adjusted EBITDA” for the fourth quarter of fiscal 2008 was $36.5 million or 15.4% of revenue versus $33.3 million or 16.6% of revenue for the same quarter of fiscal 2007. Adjusted EBITDA for the year ended May 31, 2008 was $116.4 million or 13.9% of revenue versus $117.0 million or 15.9% of revenue in fiscal 2007.

“We are all very pleased with the improvement of our financial metrics, especially our gross margin and adjusted EBITDA margin during the fourth quarter,” said Don Murray, executive chairman of Resources. “These metrics are closer to the levels that we have historically enjoyed.”

During the three months ended May 31, 2008, the company purchased approximately 1.1 million shares of its common stock for approximately $21.0 million or $18.99 per share.

Thomas Christopoul, CEO of Resources, added, “Our results for the most recent quarter and past fiscal year demonstrate the strength and durability of the Resources business model globally. It’s especially gratifying to report these results against the backdrop of the considerably challenging business environment experienced over the past 12 months by our clients around the world.”

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise - finance and accounting, information management, internal audit, human capital, legal services and supply chain management.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 4,300 professionals, from more than 80 practice offices, annually serving 2,400 clients around the world.

Headquartered in Irvine, California, Resources Global has served 84 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, July 16, 2008. This conference call will be available for listening via a webcast on the Company’s website: http://www.resourcesglobal.com.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Such statements and all phases of Resources Connection’s operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection’s, and its industry’s, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.
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RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)
	Quarter Ended		Year Ended
	May 31, 2008	May 26, 2007	May 31, 2008	May 26, 2007
	(unaudited)		(unaudited)

Revenue	$236,724	$200,516	$840,285	$735,891
Direct costs of services	143,505	121,354	518,413	447,363
Gross profit	93,219	79,162	321,872	288,528
Selling, general and administrative expenses (1)	61,792	51,557	227,853	191,590
Operating income before amortization and depreciation (1)	31,427	27,605	94,019	96,938
Amortization of intangible assets	565	392	1,114	1,472
Depreciation expense	2,370	1,759	8,452	6,122
Operating income (1)	28,492	25,454	84,453	89,344
Interest income	(480)	(2,616)	(5,603)	(8,939)
Income before provision for income taxes (1)	28,972	28,070	90,056	98,283
Provision for income taxes (2)	13,070	12,012	40,871	43,518
Net income (1) (2)	$15,902	$16,058	$49,185	$54,765
Diluted net income per share	$0.35	$0.32	$1.03	$1.08
Diluted shares	46,068	50,882	47,934	50,644

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)
EXPLANATORY NOTES

1.
Includes $5,072 and $5,726 of expense for the three months ended May 31, 2008 and May 26, 2007, respectively, and $22,386 and $20,107 of expense for the years ended May 31, 2008 and May 26, 2007, respectively, related to the mandatory requirement to recognize compensation expense for employee stock option grants and employee stock purchases.

2.
The Company’s effective tax rate, absent the impact of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 41.4% and 38.7% for the three months ended May 31, 2008 and May 26, 2007, respectively and 40.5% and 39.6% for the years ended May 31, 2008 and May 26, 2007, respectively. The Company’s effective tax rate, including the impact of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 45.1% and 42.8% for the three months ended May 31, 2008 and May 26, 2007, respectively and 45.4% and 44.3% for the years ended May 31, 2008 and May 26, 2007, respectively. The Company cannot recognize a potential tax benefit for certain stock option grants until and unless the holder exercises his or her option and sells the shares. In addition, the Company can only recognize a potential tax benefit for employees’ acquisition and subsequent sale of shares purchased through the Company’s Employee Stock Purchase Plan if the sale occurs within a certain defined period. Further, under SFAS 123(R), certain potential tax benefits associated with incentive stock options fully vested at the time of adoption of SFAS 123(R) will be recognized as additional paid in capital when and if those options are exercised.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)

Quarter Ended		Year Ended
May 31, 2008	May 26, 2007	May 31, 2008	May 26, 2007
(unaudited)		(unaudited)
Consolidated EBITDA and Adjusted EBITDA
Net Income	$15,902	$16,058	$49,185	$54,765
Adjustments:
Amortization of intangible assets	565	392	1,114	1,472
Depreciation expense	2,370	1,759	8,452	6,122
Interest income	(480)	(2,616)	(5,603)	(8,939)
Provision for income taxes	13,070	12,012	40,871	43,518
EBITDA	31,427	27,605	94,019	96,938
Stock Compensation Expense	5,072	5,726	22,386	20,107
Adjusted EBITDA	$36,499	$33,331	$116,405	$117,045
Revenue	$236,724	$200,516	$840,285	$735,891
Adjusted EBITDA Margin	15.4%	16.6%	13.9%	15.9%

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)

The Company utilizes certain financial measures and key performance indicators that are not defined by or calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Adjusted EBITDA, a non-GAAP financial measure, is calculated as net income before amortization of intangible assets, depreciation expense, interest income, income taxes and stock compensation expense. Adjusted EBITDA Margin is calculated by dividing Revenue by Adjusted EBITDA. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the performance of our Company. Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute, or a superior measure to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)

	May 31, 2008	May 26, 2007
	(unaudited)
Cash, cash equivalents, short-term investments and long-term marketable securities	$106,814	$223,095
Accounts receivable, less allowances	$126,669	$105,146
Total assets	$410,502	$464,461
Current liabilities	$91,424	$87,683
Total stockholders’ equity	$305,888	$363,299